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As filed with the Securities and Exchange Commission on November 18, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PIONEER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	9310 Broadway, Bldg. 1 San Antonio, Texas (Address of Principal Executive Offices)	74-2088619 (I.R.S. Employer Identification No.)
78217 (Zip Code)

PIONEER DRILLING COMPANY 2003 STOCK PLAN (Full title of the plan)

Michael E. Little
Chief Executive Officer
Pioneer Drilling Company
9310 Broadway, Bldg. 1
San Antonio, Texas 78217
(Name and address of agent for service)

(210) 828-7689
Fax: (210) 828-8228
(Telephone number, including area code,
of agent for service)

copy to:
 Ted W. Paris, Esq.
Baker Botts L.L.P.
3000 One Shell Plaza
Houston, Texas 77002-4995
(713) 229-1234
Fax: (713) 229-1522

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock (par value $.10 per share)	3,000,000	$3.69	$11,070,000	$896

(1)
Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based on the average of the high and low sales price of the shares of Common Stock of Pioneer Drilling Company quoted on the American Stock Exchange on November 13, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the SEC or its staff a copy or copies of all of the documents included in that file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        This Registration Statement incorporates herein by reference the following documents, which have been filed with the SEC by Pioneer Drilling Company, a Texas corporation, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          1.     Pioneer Drilling's Annual Report on Form 10-K for the year ended March 31, 2003;

          2.     Pioneer Drilling's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2003 and September 30, 2003; and

          3.     The description of Pioneer Drilling's Common Stock, par value $.10 per share ("Common Stock"), contained in Pioneer Drilling's Registration Statement on Form 8-A, as filed with the SEC on February 9, 2001.

        Each document filed by Pioneer Drilling pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

        Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Pioneer Drilling's Articles of Incorporation eliminate liability of the Pioneer Drilling's directors for monetary damages for breaches of their fiduciary duty of care to Pioneer Drilling and its shareholders, but not for breaches of their duty of loyalty to Pioneer Drilling, acts or omissions not in good faith or involving intentional misconduct, knowing violations of law and transactions leading to improper personal benefits to the directors. Pioneer Drilling is authorized under its Bylaws to maintain, on behalf of its officers and directors, insurance against certain liabilities arising out of the discharge of their duties and also to maintain insurance covering Pioneer Drilling against indemnification payments to its officers and directors for certain liabilities. In addition, Pioneer Drilling's Bylaws provide that each director and officer shall be indemnified to the full extent permitted by Texas law.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

        The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit No.		Description
4.1*	—	Articles of Incorporation of Pioneer Drilling Company, as amended (Form 10-K for the year ended March 31, 2001 (File No. 001-08182, Exhibit 3.1)).
4.2*	—	Bylaws of Pioneer Drilling Company (Form 10-K for the year ended March 31, 2001 (File No. 2-70145, Exhibit 3.2)).
4.3	—	Form of Certificate representing Common Stock of Pioneer Drilling Company.
4.4	—	Pioneer Drilling Company 2003 Stock Plan.
5.1	—	Opinion of Baker Botts L.L.P.
23.1	—	Consent of KPMG LLP.
23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	—	Powers of Attorney (included on the signature pages hereof).

*
Incorporated herein by reference as indicated.

Item 9. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of November, 2003.

PIONEER DRILLING COMPANY
By:	/s/ MICHAEL E. LITTLE Michael E. Little Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Michael E. Little, Wm. Stacy Locke, and William D. Hibbetts, and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of November, 2003.

Signature	Title

/s/ MICHAEL E. LITTLE Michael E. Little	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ WM. STACY LOCKE Wm. Stacy Locke	President, Chief Financial Officer and Director (Principal Financial Officer)
/s/ WILLIAM D. HIBBETTS William D. Hibbetts	Senior Vice President, Chief Accounting Officer, Secretary and Director (Principal Accounting Officer)
/s/ C. JOHN THOMPSON C. John Thompson	Director
/s/ JAMES M. TIDWELL James M. Tidwell	Director
/s/ WILLIAM H. WHITE William H. White	Director
/s/ DEAN A. BURKHARDT Dean A. Burkhardt	Director

EXHIBIT INDEX

Exhibit No.		Description
4.1*	—	Articles of Incorporation of Pioneer Drilling Company, as amended (Form 10-K for the year ended March 31, 2001 (File No. 001-08182, Exhibit 3.1)).
4.2*	—	Bylaws of Pioneer Drilling Company (Form 10-K for the year ended March 31, 2001 (File No. 2-70145, Exhibit 3.2)).
4.3	—	Form of Certificate representing Common Stock of Pioneer Drilling Company.
4.4	—	Pioneer Drilling Company 2003 Stock Plan.
5.1	—	Opinion of Baker Botts L.L.P.
23.1	—	Consent of KPMG LLP.
23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	—	Powers of Attorney (included on the signature pages hereof).

*
Incorporated herein by reference as indicated.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX